Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit10.26L

FIFTEENTH AMENDMENT

TO

CONSOLIDATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS OPERATING, LLC

SCHEDULE AMENDMENT

This Fifteenth Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Charter Communications Operating, LLC, a Delaware limited liability company (“Customer”).  CSG and Customer entered into that certain Consolidated CSG Master Subscriber Management System Agreement effective as of August 1, 2017 (CSG document no. 4114281), as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

whereas, pursuant to the terms of the Agreement, CSG provides and Customer consumes CSG SmartLink® BOS (“SLBOS”) and Event Notification Interfaces (ENI) based on Transactions per Second (“TPS”) calculations; and

WHEREAS, Customer has requested and CSG has agreed to provide modifications to the terms of Customer’s TPS calculations.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CSG and Customer agree as follows to be effective, upon execution of this Amendment by CSG and Customer, as of January 1, 2018 (the “Effective Date”).

1.	The parties agree to amend the terms of Customer’s TPS calculations to provide for incremental TPS for Customer’s SLBOS and ENI processing.

2.

As a result, upon execution of this Amendment and pursuant to the terms and conditions of the Agreement, Schedule F, “Fees,” Section 1., “CSG Services,” subsection II., “Interfaces,” subsection C, “CSG SmartLink® BOS (SLBOS) and Event Notification Interfaces (ENI),” is amended as follows:

a)	Line Item 4, “SLBOS and ENI Transaction per Second (“TPS”)” shall be amended to add a reference to a “Note 10” with “(Notes 5-9)” as follows:

Processing Capacity Tiers
4. SLBOS and ENI Transactions per Second ("TPS") (Notes 5-9)	Frequency	Fee

b)	A new Note 9 is added, following Note 8, as follows:

Note 9:  CSG agrees to provide an incremental ***** (**) TPS for the period commencing ******* *, 2018, through ******** **, 2018.

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

THIS AMENDMENT is executed on the days and year last signed below to be effective as of the Effective Date  (defined above).

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Gregory L. Cannon
Title: SVP, Billing Strategy & Ops	Title: SVP, General Counsel & Secretary
Name: Mike Ciszek	Name: Gregory L. Cannon
Date: 4/20/2018	Date: Apr 20, 2018